Exhibit 99.1

[Letterhead of Dr. William C. Richardson]

September 15, 2008

Board of Directors
CSX Corporation
500 Water Street
Jacksonville, Florida 32202

I hereby tender my resignation as a director of CSX Corporation (the “Company”) effective at such time as my successor advises either Michael Ward or Ned Kelly that, as required by Section 13.1-675E of the Virginia Stock Corporation Act, he consents to be elected to the board of directors of the Company.

/s/ William C. Richardson
William C. Richardson

September 15, 2008